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MOUNTBATTEN, INC.
COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)                      Exhibit 11
                                                                     -----------


Primary Net Income Per Share

                                                Three months ended September 30,

                                                 1996                    1995
                                              -----------             ---------


Net Income available to
Common Shareholders                              $459,823              $298,933
                                             =============         =============


Weighted Average Shares:
   Common shares                                2,528,530             2,528,530
   Common share equivalents
   applicable to stock options                    204,386                45,250
                                             -------------         -------------

Total                                           2,732,916             2,573,780
                                             =============         =============


Primary Net Income per Share                   $     0.17            $     0.12
                                             =============         =============


Fully Diluted Net Income Per Share

Net Income available to
Common Shareholders                            $  459,823              $298,933
                                             =============         =============


Weighted Average Shares:
   Common shares                                2,528,530             2,528,530
   Common share equivalents
   applicable to stock options                    226,470                45,250
                                             -------------         -------------

Total                                           2,755,000             2,573,780
                                             =============         =============


Fully Diluted Net Income per Share             $     0.17            $     0.12
                                             =============         =============


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MOUNTBATTEN, INC.
COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)                       Exhibit 11
                                                                      ----------

Primary Net Income Per Share

                                              Nine months ended September 30,

                                                1996                  1995
                                                ----                  ----


Net Income available to
Common Shareholders                           $1,009,133             $541,473
                                              ===========          ===========


Weighted Average Shares:
   Common shares                               2,528,530            2,528,530
   Common share equivalents
   applicable to stock options                   141,505               45,250
                                              -----------          -----------

Total                                          2,670,035            2,573,780
                                              ===========          ===========


Primary Net Income per Share                  $     0.38           $     0.21
                                              ===========          ===========


Fully Diluted Net Income Per Share

Net Income available to
Common Shareholders                           $1,009,133             $541,473
                                              ===========          ===========


Weighted Average Shares:
   Common shares                               2,528,530            2,528,530
   Common share equivalents
   applicable to stock options                   169,034               45,250
                                              -----------          -----------

Total                                          2,697,564            2,573,780
                                              ===========          ===========


Fully Diluted Net Income per Share            $     0.37           $     0.21
                                              ===========          ===========